UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders on July 12, 2013. The final results of the voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: All of the Board of Directors’ nominees for Class III director were elected to serve for three years expiring at the Company’s 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified, by the votes set forth below:

Director	For	Withheld	Broker Non-vote
Duane W. Albro	2,005,214	653,877	2,485,025
Thomas McAteer	2,006,214	652,877

Proposal 2: The Stockholders ratified the appointment of Warren Averett, LLC as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2014, by the votes set forth below:

For	Against	Abstain
4,239,349	877,786	26,981

Proposal 3: The Stockholders approved, on an advisory basis, named Executive Officer’s Compensation, by the votes set forth below:

For	Against	Abstain	Broker Non-vote
1,890,897	697,170	71,024	2,485,025

Proposal 4: The Stockholders expressed their preference for the frequency of future advisory votes on Executive Officer Compensation, by the votes set forth below:

3 Years	2 Years	1 Year	Abstain	Broker Non-vote
1,220,702	39,195	1,305,345	93,849	2,485,025

The Company has determined to implement an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: July 15, 2013	By:	/s/ Christopher J. Ryan
	Name: Title:	Christopher J. Ryan President & Chief Executive Officer